CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 12, 1996, relating to the financial statements and financial highlights of the Heritage Income-Growth Trust, and our reports dated December 16, 1996, relating to the financial statements and financial highlights of the Heritage Series Trust - Small Cap Stock Fund, Growth Equity Fund, Value Equity Fund and Eagle International Equity Portfolio, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ Price Waterhouse LLP
-----------------------------------
Price Waterhouse LLP
400 North Ashley Street, Suite 2800
Tampa, Florida  33602
October 31, 1997